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                         INDEPENDENT AUDITOR'S CONSENT
                         -----------------------------



We consent to the incorporation by reference in the Form S-8 Registration Statement of InfoNow Corporation of our report dated February 28, 1997, which contains an explanatory paragraph regarding the Company's ability to continue as a going concern, accompanying the consolidated financial statements of InfoNow Corporation, also incorporated by reference in such Registration Statement.


/s/ Hein + Associates LLP
HEIN + ASSOCIATES LLP


Denver, Colorado
May 29, 1997